EXHIBIT 21.1


                       LIST OF SUBSIDIARIES OF REGISTRANT

Aviation Sales Finance Company (wholly-owned subsidiary)

Aviation Sales Company FSC, Ltd. (wholly-owned subsidiary)

Aviation Sales Maintenance, Repair & Overhaul Company ("ASMRO") (wholly-owned subsidiary)

         Triad International Maintenance Corporation ("TIMCO") (wholly-owned subsidiary of ASMRO)

                  Timco Engineered Systems, Inc. (wholly-owned subsidiary of TIMCO)

         TIMCO Engine Center, Inc. (wholly-owned subsidiary of ASMRO)

         Aerocell Structures, Inc. (wholly-owned subsidiary of ASMRO)

         Caribe Aviation, Inc. (wholly-owned subsidiary of ASMRO)

                  Aircraft Interior Design, Inc. (wholly-owned subsidiary of Caribe Aviation, Inc.)

         Whitehall Corporation ("Whitehall") (wholly-owned subsidiary of ASMRO)

                  Hydroscience, Inc. (wholly-owned subsidiary of Whitehall)

Aviation Sales Property Management Corp. ("ASPM") (wholly-owned subsidiary)

AVSRE, L.P. (a limited partnership of which ASPM is the sole general partner and Whitehall is the sole limited partner)

Aviation Sales Distribution Services Company (wholly-owned subsidiary)

AVS/M-1, Inc. (wholly-owned subsidiary)

         AVS/M-2, Inc. (wholly-owned subsidiary of AVS/M-1, Inc.)

         AVS/M-3, Inc. (wholly-owned subsidiary of AVS/M-1, Inc.)